UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 9, 2009

INVERSO CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50898 (Commission File Number)	34-1996527 (I.R.S. Employer Identification No.)

1362 Springfield Church Road Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

155 Revere Drive, Suite 10 Northbrook, IL 60062 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2009, Randall S. Goulding, our sole officer and director, resigned from all positions except as our Secretary.

Immediately prior to his resignation as a Director, Randall S. Goulding appointed the following three (3) individuals as directors:

William A. Hartman
Bonnie L. Hartman
Heidi H. Carl

Immediately following their appointment as a Director, the three (3) new directors appointed the following three (3) individuals as officers of the corporation, to serve until their successor is appointed:

William A. Hartman	President and Chief Executive Officer
Bonnie L. Hartman	Treasurer
Heidi H. Carl	Director of Marketing and Planning

William A. Hartman, age 67, is our President and Chief Executive Officer and a member of our Board of Directors.   From October 2006 to March 2008, Mr. Hartman was the Chief Operating Officer of Nanologix, Inc.  From July 1991 to July 2000, Mr. Hartman was a Director at TRW Automotive.  From 1984 to 1991, Mr. Hartman was Chief Engineer at TRW Automotive and from 1979 to 1984, he was Division Quality Compliance Manager at Ford Motor Company.  At TRW Automotive, Mr. Hartman was one of the auto industry pioneers of the concept of grouping related components into systems and modules and shipping just-in-time to the vehicle assembly plants.  He founded and headed a separate business group within TRW Automotive with plants in the U.S., Mexico and Europe with combined annual sales of $1.3 Billion.  Academic credentials include a BSME degree from Youngstown State University and a MSIA degree (Industrial Administration/Management) from the University of Michigan.

Bonnie L. Hartman, age 64, is our Treasurer and a member of our Board of Directors.  Previously, she was the Secretary and Treasurer for Hartman Associates, LLC from March 2005 to October 2006.  Mrs. Hartman is an alumna of Schoolcraft Community College in Livonia, Michigan and was secretary for 14 years at West Highland Christian Academy.

Heidi H. Carl, age 39, is our Director of Marketing and Planning and a member of our Board of Directors.  From June 2007 to May 2009, Heidi was the Product Development Specialist at General Motors Corporation.  From May 2006 to May 2007, Heidi was the Associate Marketing Manager at Gerneral Motors Corporation.  From May 2003 to May 2006, Heidi was the Marketing Specialist at General Motors Corporation and from May 1999 to May 2003, Heidi was the District Area Parts Manager at General Motors Corporation.  Academic credentials include a BSBA degree from Madonna University and a ASBA degree from Oakland Community College.

William A. Hartman and Bonnie L. Hartman are married, and Heidi H. Carl is their daughter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2009	INverso Corp.,
a Delaware corporation

/s/ William A. Hartman
By:William A. Hartman
Its: President